                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                Amendment No. 1

                                      To

                                   Form 8-K

        Current Report Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

                                March 17, 1998
                                --------------
                Date of Report(date of earliest event reported)

Commission File Number  0-22472
                        -------

                           ADAPTIVE SOLUTIONS, INC.
-----------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

        Oregon                                            93-0981962
-----------------------------------------------------------------------------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

1400 N.W. COMPTON DRIVE, SUITE 340, BEAVERTON, OR                  97006
-----------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)

                                (503) 690-1236
-----------------------------------------------------------------------------
(Registrant's telephone number, including area code)

     The undersigned Registrant hereby amends the following items, financial statements, exhibits, or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on March 17, 1998 (the "Form 8-K") as set forth in the pages attached hereto:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)    Financial Statements of Business Acquired.

     The following financial statements of the business acquired are attached hereto:

     Report of Independent Accountants                                F-1

     Consolidated Balance Sheet at December 31, 1997 and 1996         F-2

     Consolidated Profit and Loss Account for the years ended
     December 31, 1997 and 1996                                       F-3

     Consolidated Statement of Cash Flows for the year ended
     December 31, 1997 and 1996                                       F-5

     Consolidated Statement of Shareholders' Equity                   F-6

     Notes to Financial Statements                                    F-7


     (b)    Pro Forma Financial Information.

     The following unaudited pro forma consolidated condensed financial statements are attached hereto:

     Unaudited Pro Forma Consolidated Condensed Financial Data
     As of and for the year ended December 31, 1997                   F-13

     Unaudited Pro Forma Consolidated Condensed Balance Sheet
     Data December 31, 1997                                           F-14

     Unaudited Pro Forma Consolidated Condensed Statement of
     Operations Data Year ended December 31, 1997                     F-15

     Notes to Unaudited Pro Forma Consolidated Condensed
     Financial Data.                                                  F-16

   (c)  Exhibits.

        Exhibit No.    Description

          23.1         Consent of Barbier Frinault & Autres, Arthur Andersen

          28.1*        Press Release dated March 9, 1998, relating to the Event.

*Previously filed.

                             SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        Adaptive Solutions, Inc.



Dated:  May 15, 1998               By:  /s/  Daniel J. Meub
                                   ------------------------
                                   Daniel J. Meub,
                                   President and Chief
                                   Executive Officer



Dated:  May 15, 1998               By:  /s/  Richard L. Boonstra
                                   ------------------------
                                   Richard L. Boonstra,
                                   Corporate Controller and
                                   Secretary (Principal Financial
                                   and Accounting Officer)

As instructed by you, we have audited the accompanying consolidated financial statements of Mimetics for the years 1996 and 1997.

We conducted our audit in accordance with the professional standards applied in France and substantially in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements give a true and fair view of the financial position and assets and liabilities of Mimetics and its subsidiary as of December 31, 1997 and 1996, and of the results of their operations for the years then ended in accordance with accounting principles generally accepted in France.

Without qualifying our opinion above, we draw your attention to the following:

  - Because of the cash position of Mimetics, support from the shareholders might be needed to assure the continuation of operations;

  - Because of the loss, as of December 31, 1995, of more than half its capital stock, Mimetics must replenish its equity to a level at least equal to half the capital stock by December 31, 1998;

  - Since Easyreader (the dormant subsidiary of Mimetics) did not bring its equity back to a level at least equal to half the capital stock by December 31, 1995, any interested party may file in court for the winding-up of this company.

"The accompanying consolidated financial statements for 1996 and 1997 have been translated into English but they have not been fully reformatted to parallel the form of financial reporting generally used in the United States, even though a statement of stockholders' equity and a cash flows statement have been added and notes to the consolidated financial statements have been expanded to conform with U.S. requirements.

"These financial statements follow French generally accepted accounting principles and reporting practices. The effects of the differences between French and United States generally accepted accounting principles are summarized in note 9 to the consolidated financial statements."

                                 Neuilly-sur-Seine, May 12, 1998

                                      The Statutory Auditor


                                    -------------------------
                                    BARBIER FRINAULT & AUTRES
                                         ARTHUR ANDERSEN
                                     Jean-Francois Ladurelle

MIMETICS SA (Consolidated)
Balance Sheet
All amounts in FF French Francs



                            ASSETS                       31.12.97       31.12.96
                            ------                      ----------    -----------

Marketable securities                                     279,359
Cash Banks                                                 67,347      1,173,823
                                                       -----------   ------------
                     TOTAL CURRENT ASSETS                 346,706      1,173,823
                                                       -----------   ------------

Inventory                                                 159,725         64,074
Trade Receivable                                        1,545,509      2,481,596
Provision for bad debts                                  (692,845)      (629,280)
Payments on account in advance                             14,471         69,135
Uninvoiced Receivables                                                   490,000
                                                       -----------   ------------
                      TOTAL RECEIVABLES                 1,026,860      2,475,525
                                                       -----------   ------------
                     TOTAL OTHER ASSETS                   750,912        579,827
                                                       -----------   ------------
                      NET FIXED ASSETS                    298,489        369,832
                                                       -----------   ------------
                        TOTAL ASSETS                    2,422,967      4,599,007
                                                       -----------   ------------


                       LIABILITIES

LOANS & SIMILAR LIABILITIES
Anvar                                                   1,599,200      2,177,200
Coface                                                    554,817        834,849
Arex                                                      132,000
Convertible debenture loans                             3,450,000
Convertible debenture loans interest                      143,750
                                                       -----------   ------------
           TOTAL LOANS & SIMILAR LIABILITIES            5,879,767      3,012,049
                                                       -----------   ------------
                 TOTAL PAYABLES                         2,700,946      3,684,683
                                                       -----------   ------------
              TOTAL ACCRUED EXPENSES                    1,758,962      1,674,720
                                                       -----------   ------------
             TOTAL CURRENT LIABILITIES                 10,339,674      8,371,452
                                                       -----------   ------------
            TOTAL SHAREHOLDERS EQUITY                  (7,916,708)    (3,772,445)
                                                       -----------   ------------
           TOTAL  LIABILITIES & EQUITY                  2,422,967      4,599,007
                                                       -----------   ------------


MIMETICS SA  (CONSOLIDATED)

             PROFIT AND LOSS ACCOUNT


FOR THE YEAR ENDING                                      12/31/97         12/31/96
                                                       -----------    -------------
OPERATING INCOME
   Sales of purchased goods                             3,620,990.00     197,443.00
   Sales of manufactured goods                                         3,377,362.00
   Sales of services                                    3,101,446.00   2,457,494.00
                                                       -------------- -------------
                              Net sales                 6,722,436.00   6,032,299.00


   Trading incentive grants                                 6,000.00   3,450,400.00
   Write-back of provisions and transferred charges         6,434.00   2,530,604.00
   Other income                                           127,928.00       2,317.00
                                                       -------------- -------------
                    TOTAL OPERATING INCOME (I)          6,862,798.00  12,015,620.00
                                                       -------------- -------------

OPERATING EXPENSES

   Purchases of goods                                     723,978.00     651,318.00
   Variation in stocks of purchased goods                (159,725.00)    (14,239.00)
   Purchases of raw materials and other supplies
   Variation in inventory of raw materials and
     supplies                                                      0              0
   Other purchases and expenses                         3,279,887.00   3,186,390.00
   Taxes                                                  571,802.00     351,293.00
   Wages and salaries                                   3,904,128.00   3,903,897.00
  Social security charges                               1,716,334.00   1,685,111.00
   Depreciation and provisions                                  0.00           0.00
      On fixed assets : depreciation                      168,829.00   2,071,618.00
      On fixed assets : provisions                              0.00           0.00
      On current assets : provisions                      369,732.00     262,527.00
      For possible and probable liabilities : provisions
   Other expenses                                         144,556.00   1,064,760.00
                                                       -------------- -------------
                   TOTAL OPERATING EXPENSES (II)       10,719,521.00  13,162,675.00
                                                       -------------- -------------
OPERATING RESULT  ( I - II )                           (3,856,723.00) (1,147,055.00)



MIMETICS SA  (CONSOLIDATED)

                                                          (CONTINUED)

                                                            12/31/97           12/31/96
                                                         --------------      ------------


FINANCIAL INCOME

   From shares in group companies
   From other investments included among fixed assets
   Interests and similar income                            23,225.00                0.00
   Write-back of provisions and charges transferred
   Profit on exchange                                      12,437.00           40,512.00
   Net profit on disposals of financial current
     investments                                                               48,773.00
                                                        ---------------   ---------------
                      TOTAL FINANCIAL INCOME (V)           35,662.00           89,285.00
                                                        ---------------   ---------------

FINANCIAL EXPENSES

   Increase of provisions against financial assets                                  0.00
   Interests payable and similar charges                  233,606.00          150,142.00
   Loss on exchange                                        18,617.00           61,410.00
   Provision for loss of exchange
                                                        ---------------   ---------------
        TOTAL FINANCIAL EXPENSES (VI)                     252,223.00          211,552.00
                                                        ---------------   ---------------
NET FINANCIAL INCOME/EXPENSES (V-VI)                     (216,561.00)        (122,267.00)
                                                        ---------------   ---------------
RESULT OF ORD. OPERS BEFORE TAX/PROFIT(I-II+III-IV+V-VI)(4,073,284.00)     (1,269,322.00)

                                                        ---------------   ---------------
        TOTAL EXTRAORDINARY INCOME (VII)                   329,463.00         477,410.00
                                                        ---------------   ---------------
      TOTAL EXTRAORDINARY EXPENSES  (VIII)                 400,441.00          63,961.00
                                                        ---------------   ---------------
RESULT OF EXTRAORDINARY ITEMS (VII-VIII)                   (70,978.00)        413,449.00

                                                        ---------------   ---------------
Corporation tax (X)                                              0.00          25,000.00

                Total income (I+III+V+VII)                7,227,923.00     12,582,315.00
                Total expenses (II+IV+VI+VIII+IX+X)      11,372,185.00     13,463,188.00
                                                        ---------------   ---------------
                Net Income  (consolidated)               (4,144,262.00)      (880,873.00)


                                  MIMETICS S.A.
                      CONSOLIDATED STATEMENT OF CASH FLOWS


YEAR ENDED DECEMBER 31,                                            1997           1996
                                                               MIMETICS SA     MIMETICS SA
                                                             (consolidated)   (consolidated)
                                                            ---------------   ----------------

CASH FLOWS FROM OPERATING ACTIVITIES :
Net Loss                                                       (4,144,262)      (880,873)
Adjustements to reconcile net loss to net cash provided by
(used) in operating activities (net of effects of acquisition):
  Depreciation and amortization (net)                             232,394        (74,919)
  Acquired in-process research and development
  (Gain) loss on sale of assets                                   149,271         16,912
  Amortization of unearned compensation
  Reversal of accrued restructuring charges not incurred
  Issuance of common stock for services
  Changes in assets and liabilities:
    Accounts receivable                                           936,087      1,380,482
    Inventory                                                     (95,651)       (48,236)
    Prepaid expenses and other assets                              (5,289)       970,189
    Accounts payable                                             (983,738)      (122,392)
    Accrued expenses                                               84,242       (611,440)
    Deferred revenue                                              544,664        965,379
                                                              ------------   ------------
      Net cash provided by (used in)
        operating activities                                   (3,282,282)     1,595,102

CASH FLOWS FROM INVESTING ACTIVITIES :
Proceeds from sales of assets
Purchase of fixtures and equipement                              (243,591)       (27,261)
Purchase of long-term investment                                 (168,963)       (53,350)
Purchase of short-term investments
Net cash paid in acquisition
                                                              ------------   ------------
      Net cash used in investing activities                      (412,554)       (80,611)

CASH FLOWS FROM FINANCING ACTIVITIES :
Proceeds from issuance of common stock and option exercises     2,391,978
Proceeds from/(payments on) Long-term debt                      2,867,718     (3,693,605)
Proceeds from notes payable
Restricted cash

      Net cash provided by (used in) financing activities       2,867,718     (1,301,627)
                                                              ------------   ------------
      NET INCREASE (DECREASE) IN CASH                            (827,118)       212,864
      AND CASH EQUIVALENTS

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                  1,173,823        960,959
                                                              ------------   ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                          346,705      1,173,823
                                                              ------------   ------------


                                  MIMETICS S.A.
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                               Preferred stock             Common stock
                            ---------------------    ---------------------     Unearned       Accumulated     Total stockholders'
                              Shares      Amount       Shares       Amount    compensation      Reserve             equity
                            ---------  ----------    ---------    ---------  -------------   --------------  ---------------------

BALANCE, December 31, 1994                              8,722      872,200                       2,806,091              3,678,291
                            ---------  ----------    ---------    ---------  -------------   --------------  ---------------------
                                                                                                                                0
Sale of common stock                                   12,000    1,200,000                                              1,200,000
Net Loss                                                                                       (10,161,841)           (10,161,841)
                                                                                                                                0
                            ---------  ----------    ---------    ---------  -------------   --------------  ---------------------
BALANCE, December 31, 1995         0           0       20,722    2,072,200               0      (7,355,750)            (5,283,550)
                            ---------  ----------    ---------    ---------  -------------   --------------  ---------------------

                                                                                                                                0
Sale of common stock                                   23,077    2,307,700                          84,277              2,391,977
Net Loss                                                                                          (880,873)              (880,873)
                                                                                                                                0
                            ---------  ----------    ---------    ---------  -------------   --------------  ---------------------
BALANCE, December 31, 1996         0           0       43,799    4,379,900               0      (8,152,346)            (3,772,446)
                            ---------  ----------    ---------    ---------  -------------   --------------  ---------------------
                                                                                                                                0
Sale of common stock                                                                                                            0
Net Loss                                                                                        (4,144,262)            (4,144,262)
                                                                                                                                0
                            ---------  ----------    ---------    ---------  -------------   --------------  ---------------------
BALANCE, December 31, 1997         0           0       43,799    4,379,900               0     (12,296,608)            (7,916,708)


                                 MIMETICS,  SA

                         NOTES TO FINANCIAL STATEMENTS

December 31, 1997 and 1996

(In thousands French francs (KF), except per share or per unit data)

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

OPERATIONS

Mimetics SA, (the Company) develops and markets high accuracy, high speed data entry recognition software for reading printed documents.

FINANCIAL STATEMENT ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents consist of listed marketable securities.

ACCOUNTS RECEIVABLE

Accounts receivable are shown net of allowance for doubtful accounts of KF 852 and KF 1.852 at December 31, 1997 and 1996, respectively.

INVENTORY

Inventory is stated at the lower of cost, using the FIFO method, or market.

     (Continued)
                                      F-7

                                 MIMETICS, SA.

                         NOTES TO FINANCIAL STATEMENTS

(In thousands, except per share or per unit data)


FIXTURES AND EQUIPMENT

Owned equipment is stated at cost. Equipment and software under capitalized leases is not material. Leasehold improvements are stated at cost. Maintenance and repairs are expensed as incurred.

Depreciation of owned equipment is provided using the straight-line method over the estimated useful lives of the assets, generally three to ten years.

REVENUE RECOGNITION

Revenue for product sales is recognized upon shipment. The Company records funds received from customers but not yet earned under the terms of the contracts as deferred revenue.

RESEARCH AND DEVELOPMENT COSTS

Research and Development costs are fully amortized.

SOFTWARE DEVELOPMENT COSTS

Under Statement of Financial Accounting Standards (SFAS) No. 86, software development costs are to be capitalized beginning when a product's technological feasibility has been established and ending when a product is made available for general release to customers. To date, the establishment of technological feasibility of the Company's products has occurred shortly before general release and, accordingly, all capitalized costs have been fully amortized.

FOREIGN CURRENCY TRANSACTIONS

Foreign currency transaction gains and losses are included as a component of other income and expense.

ADVERTISING

The Company expenses the costs of advertising when the costs are incurred. Advertising, leaflets, and public relations expense was KF835, and KF523 for the years ended December 31, 1997, and 1996 respectively.

                              F-8                      (Continued)

                                 MIMETICS, SA.

                         NOTES TO FINANCIAL STATEMENTS

(In thousands, except per share or per unit data)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents, short-term investments, accounts receivable and accounts payable approximate fair value due to the short-term nature of these instruments. Fair value estimates are made at a specific point in time, based on current market values about the financial instruments when available. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

INCOME TAXES

The Company records income taxes when due and does not record any asset in relation with tax losses available.

STOCK OPTION PLAN

No stock option plan was in force as at 31.12.97 and 96.

NOTE 2:  INVENTORY

Inventory, net of reserves for obsolete inventory of KF 160 and KF 0 at December 31, 1997 and 1996, consists of the following:

                                       December 31,
                                   1997          1996
     Finished goods.........      KF 160         KF 64

     Inventory, net.........      KF 160         KF 64

                              F-9                      (Continued)

                                 MIMETICS, SA.

                         NOTES TO FINANCIAL STATEMENTS

(In thousands, except per share or per unit data)

NOTE 3:  FIXTURES AND EQUIPMENT

Fixtures and equipment consist of the following:

                                                     December 31,
                                                 1997           1996
                                                  KF             KF
 Equipment                                        1.644          1.520
 Software                                           239            236
 Leasehold improvements                             376            662
                                               --------       --------
                                                  2.259          2.418

 Less accumulated depreciation
     and amortization                            (1.961)        (2.048)

 Fixtures and equipment, net                     298 KF         370 KF

NOTE 4:  INVESTMENT IN EASY READER SA

The Company has an investment in EASY READER SA , a French company, which developed and marketed high accuracy, high speed data entry recognition software for reading printed documents. The investment consists of approximately 99.96% ownership interest or KF1.499 at cost, and KF 699 net book value at December 31, 1997 and 1996, respectively, which is accounted for under the cost method and recorded in fixed assets (Shares in subsidiaries).

Since January first 1997, EASY READER SA is a dormant company. EASY READER products are marketed by MIMETICS. Against that, EASY READER receives from MIMETICS a yearly compensation of KF 100.

NOTE 5:  ACCRUED EXPENSES

Accrued expenses consist of the following:

                                                         December 31,
                                                     1997           1996
                                                      KF             KF
 Accrued vacation and personal leave                  252            267
 Accrued restructuring expenses                         0
 Other                                              1.507          1.962

  Accrued expenses                                  1.759          2.229

                              F-10                     (Continued)

                                 MIMETICS, SA.

                          NOTES TO FINANCIAL STATEMENTS

(In thousands, except per share or per unit data)

NOTE 6:  INCOME TAXES


At December 31, 1997, the Company has net operating loss carryforwards of approximately KF19.955 to offset against future French State income tax purposes. These carryforwards start expiring in 1999 through 2002. An amount of KF 7.680 (included in the KF 19.955) has no expiration date.

Current rate of corporation tax in France is now 41%.

At December 31, 1997, the Company did not record any deferred tax asset position.


NOTE 7:  COMMITMENTS

Leases

The present value of future minimum capital lease payments as of December 31, 1997 and future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) are:


     Operating leases    (building)

     Year ending December 31:
          1998 210KF
          1999 210KF

          2000 and thereafter : 140KF             -

     Total minimum lease payments   :560KF

Total rental expense for operating leases was KF298, and KF298 for fiscal year 1997, and 1996 respectively.

Letters of Credit

The Company had no outstanding letters of credit at December 31, 1997 and 1996.

                              F-11                     (Continued)

                                 MIMETICS, SA.

                         NOTES TO FINANCIAL STATEMENTS

(In thousands, except per share or per unit data)



NOTE 8:  GEOGRAPHIC INFORMATION

Net product and other revenues, by geographic region, were as follows:

                         Year ended December 31,
                         1997           1996
France                   KF 5.507       KF 1.427
Export                   KF 1.205       KF 2.266

1997 sales include sales of Easyreader's products.
1996 do not
Easyreader sales in 1996 were
France: KF 3.315
Export: KF 710


NOTE 9:  DIFFERENCE BETWEEN FRENCH AND U.S. GAAP

Under French GAAP, it is not compulsory to make a provision for indemnities to employees on the day they retire. Such a provision, under U.S. GAAP would amount to about KF 200. Pensions themselves are paid to retired employees by specialized insurance companies. Other differences between French and U.S. GAAP have a non material effect.


NOTE 10:  OTHER

     - Because of the cash position of Mimetics, support from the shareholders might be needed to assure the continuation of operation;
     - Because of the loss, as of December 31, 1995, of more than half its capital stock, Mimetics must replenish its equity to a level at least equal to half the capital stock by December 31, 1998;
     - Since Easyreader (the dormant subsidiary of Mimetics) did not bring its equity back to a level at least equal to half the capital stock by December 31, 1995, any interested party may file in court for the winding-up of this company.

                           ADAPTIVE SOLUTIONS, INC.

                       Unaudited Pro Forma Consolidated
                           Condensed Financial Data
                As of and for the year ended December 31, 1997
                     (In thousands, except per share data)

     Adaptive Solutions, Inc., an Oregon corporation (the "Registrant"), purchased all of the outstanding common shares of Mimetics S.A. ("Mimetics"), a French company, (the "Acquisition")which develops and markets high accuracy, high speed data entry recognition software for reading printed documents, in a transaction dated March 2, 1998. Prior to the March 2, 1998 transaction, the Registrant had approximately a 4% ownership interest in Mimetics. Additionally, the Registrant held $337 in Mimetics convertible debentures bearing interest at 5% per annum. The consideration paid to Mimetics shareholders for the outstanding common shares of Mimetics was 304,545 shares of the Registrant's common stock, and warrants to purchase 184,590 shares of the Registrant's Common Stock at $3.00 per share. Registrant has agreed to register the shares of Common Stock.

     The following unaudited pro forma consolidated condensed financial data has been derived from the respective historical financial statements. The unaudited pro forma consolidated condensed balance sheet financial data gives effect to the Acquisition on a purchase basis as if it had been consummated on December 31, 1997. The unaudited pro forma consolidated condensed statement of operations financial data gives effect to the Acquisition on a purchase basis as if it had been consummated on January 1, 1997.

     In the opinion of management of the Registrant, all adjustments necessary to present fairly such unaudited pro forma consolidated condensed financial data have been made based on the terms and structure of the Acquisition. These unaudited pro forma consolidated condensed financial data are not necessarily indicative of what actual results would have been if the Acquisition had occurred at the beginning of the respective periods nor do they purport to indicate the results of future operations of the Registrant. The unaudited pro forma consolidated condensed financial data should be read in conjunction with the accompanying notes to the pro forma consolidated condensed financial data and the historical financial statements of the Registrant and Mimetics.

     The adjustments to the unaudited pro forma consolidated condensed financial data are preliminary and are subject to adjustment.

                           ADAPTIVE SOLUTIONS, INC.
              Pro forma Consolidated Condensed Balance Sheet Data
                     For the year ended December 31, 1997
                                  (unaudited)
                                (In thousands)

                                                                                    Pro Forma                    Pro Forma
                                                              ASI       Mimetics   Adjustments     References   Consolidated
                                                         --------       --------   -----------     ----------   ------------
CURRENT ASSETS:
  Cash and cash equivalents                                 1,892             59                                       1,951
  Restricted cash                                             160                                                        160
  Short-term investments                                      337                        (337)             C               0
  Accounts receivable, net                                    915            195                                       1,110
  Inventory, net                                              536             27                                         563
  Prepaid expenses and other assets                            72             37                                         109
                                                         --------       --------                                ------------
      TOTAL CURRENT ASSETS                                  3,912            318                                       3,893
                                                         --------       --------                                ------------
FIXTURES AND EQUIPMENT, net                                   679             51                                         730
INTANGIBLE ASSETS                                              99                         545              D             644
OTHER ASSETS                                                  148             44         (140)             C              52
                                                         --------       --------                                ------------
                                                            4,838            413                                       5,319
                                                         --------       --------                                ------------
                                                         --------       --------                                ------------
CURRENT LIABILITIES:
Accounts payable                                              286            460                                         746
Accrued expenses                                              452            300                                         752
Current portion of capital lease obligations                  254                                                        254
Deferred revenue                                              183                                                        183
Notes payable                                                 376                        (247)             C             129
                                                         --------       --------                                ------------

      TOTAL CURRENT LIABILITIES                             1,551            760                                       2,064
                                                         --------       --------                                ------------

Long-term debt                                                              1003         (337)              C            666
Capital lease obligations, less
current portion                                               38                          247               C             38
                                                         --------       --------                                ------------
STOCKHOLDERS' EQUITY:                                       3,249          (1350)        1223           A,B,C,D
                                                                                         (140)              C
                                                                                         (678)              D          2,551
                                                         --------       --------                                ------------
                                                            4,838            413                                       5,319
                                                         --------       --------                                ------------
                                                         --------       --------                                ------------

                            ADAPTIVE SOLUTIONS, INC.
            Pro forma Consolidated Condensed Statement of Operations
                      For the year ended December 31, 1997
                      (In thousands, except per share data)
                                   (unaudited)

                                                                                      Pro Forma                    Pro Forma
                                                              ASI       Mimetics    Adjustments     References   Consolidated
                                                         --------       --------    -----------     ----------   ------------
Revenues
Net product Revenue                                         2,711            689                                       3,400
Research and development revenue                              559              0                                         559
Service revenue                                                 0            569                                         569
                                                         --------       --------                                ------------

Total Revenues                                              3,270          1,258                                       4,528

Operating costs and expenses:
Cost of product revenue                                       765            103                                         868
Research and development                                    1,266            761            113          D             2,140
Sales and marketing                                           800            646                                       1,446
General and administrative                                  1,000            454                                       1,454
In-process research and development                           216              0                                         216
Discontinued product lines                                    456              0                                         456
                                                         --------       --------                                ------------

Total operating costs and expenses                          4,503          1,964                                       6,580

Operating loss                                            (1,233)          (706)                                      (2,052)

Other Income/(expense)                                         79           (53)                                          26

Loss before income taxes                                  (1,154)          (759)                                      (2,026)

Income tax expense                                              0              0                                           0

Net loss                                                  (1,154)          (759)                                      (2,026)

Net loss per share
Basic and diluted                                          (0.16)                                                      (0.28)

Shares used in calculating net loss per share
Basic and diluted                                           7,043                                                       7,348


                           ADAPTIVE SOLUTIONS, INC.

                        Notes to Pro Forma Consolidated
                           Condensed Financial Data
                                  (Unaudited)
                       (In thousands, except share data)

(A) The unaudited pro forma consolidated condensed balance sheet financial data gives effect to the Acquisition on a purchase basis as if it had been consummated on December 31, 1997. The unaudited pro forma consolidated condensed statement of operations financial data gives effect to the Acquisition on a purchase basis as if it had been consummated on January 1, 1997.

(B)   The Registrant paid the following consideration for the Acquisition:
      304,545 shares of the Registrant's common stock valued at $286 and 184,590 Warrants to purchase the Registrant's Common valued at $55. In addition, $65 of direct and incremental costs were incurred directly related to the Acquisition and are shown as a pro forma adjustment to accrued expenses and the purchase price.

(C) In August of 1996, the Registrant purchased a minority interest in Mimetics for $140 and is shown as a pro forma adjustment to other assets. Additionally in February of 1997, the Registrant purchased $337 in Mimetics convertible debentures. The debentures were partially financed with proceeds from a note payable from certain unrelated outside investors in the amount of $247. In connection with the acquisition the debentures were converted to common stock and the note was paid.

(D) Amounts represent adjustments to the assets acquired and liabilities assumed based on the allocation of the purchase price: charge related to in-process research and development; purchased technology relating to products currently in place; other intangible assets relating to certain acquired patents; and goodwill related to the excess of the purchase price over the fair value of the assets acquired. The purchased technology, will be amortized over three years ratably and the goodwill and patents will be amortized ratably over five and seven years, respectively.

(E) The Registrant and the Mimetics estimate that, following the Acquisition, additional one-time charges to operations will be incurred associated with integrating the two businesses. However, these integration costs cannot be currently estimated.

                           ADAPTIVE SOLUTIONS, INC.

                        Notes to Pro Forma Consolidated
                      Condensed Financial Data, Continued
                                  (Unaudited)
                       (In thousands, except share data)


(F) The following table reconciles the number of shares used in the pro forma per share calculation to the number set forth in the Registrant's historical statement of operations:



                                                           Year Ended
                                                        December 31, 1997
                                                        -----------------
Weighted average shares:
       Historical - basic and diluted                          7,043,320
       Share issued                                              304,545
                                                             ------------

       Pro forma - basic and diluted                           7,347,865
                                                             ------------
                                                             ------------